Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of August 3, 2025 (the “Effective Date”), is by and between [______________] (the “Purchaser”), and Phoenix Motor Inc., a company incorporated under the laws of the Delaware with its principal office at 1500 Lakeview Loop, Anaheim, CA 92807 (the “Company”). Each of the Purchaser and the Company is referred to herein each as a “Party”, and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company certain securities, consisting of: (i) shares of common stock, $0.002 par value per share (the “Common Stock”), and (ii) a warrant to purchase shares of Common Stock (the “Warrants”), in accordance with the terms and provisions of this Agreement;

WHEREAS, the terms of the Warrants are set forth in the form of Warrant, substantially in the form attached as Exhibit A hereto. The shares of Common Stock issuable at Closing are referred to herein as the “Purchase Shares” and the shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.” The Purchase Shares, the Warrants and the Warrant Shares are sometimes collectively referred to herein as the “Securities”; and

WHEREAS, the Purchase Shares, the Warrants and the Warrant Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered and sold pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and the Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Issuance, Sale and Purchase of Securities. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, the Company agrees to issue, sell and deliver to the Purchaser, free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, claim or restriction of any kind or nature other than those imposed by federal and/or state securities laws, the Certificate of Incorporation and Bylaws of the Company, and the Purchaser agrees to purchase from the Company, on the Closing Date (as defined below), [___________] Purchase Shares and a Warrant to purchase [__________] Warrant Shares.

Section 1.2 Purchase Price. The Purchaser shall pay an aggregate purchase price of US$[_____] (the “Purchase Price”) for the Securities.

Section 1.3 Closing.

(a) Upon the terms and subject to the conditions of this Agreement, the closing (the “Closing”) of the purchase and sale of the Securities shall take place at such time and date that is mutually agreed upon by the Company and the Purchaser (the “Closing Date”).

(b) At or before the Closing, the Purchaser shall deliver the Purchase Price by wire transfer in immediately available funds to the Company’s bank account designated by the Company as below:

[_________________________]

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At the Closing, the Purchaser shall deliver a certificate of a duly authorized officer of the Purchaser certifying as to the matters set forth in Section 1.4(b).

(c) After the Closing and as soon as practicable the Company and deliver to the Purchaser the following items:

(i) A share certificate (x) representing the number of Purchase Shares and (y) evidencing the Purchaser as the holder of the Purchase Shares with the rights of a holder of Common Stock under the Certificate of Incorporation and the Bylaws of the Company, such rights being the same as the rights of other holders of Common Stock.

(ii) A copy of the book-entry statement evidencing the Purchaser as the holder of the Purchase Shares.

(ii) The Warrant to purchase [_______] Warrant Shares.

Section 1.4 Closing Conditions.

The obligations of the Company to issue and sell the Purchase Shares as contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, provided that any of which may be waived in writing by the Company in its sole discretion:

(a) All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Purchase Shares shall have been completed and all corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Purchase Shares shall have been completed.

(b) The representations and warranties of the Purchaser contained in Section 2.2 of this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all material respects as of the Closing; and the Purchaser shall have performed and complied with in all material respects all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing.

(c) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of, or materially and adversely alter, the transactions contemplated by this Agreement or imposes any damages or penalties that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by or before any governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise makes illegal the consummation of, or materially and adversely alter, the transactions contemplated by this Agreement or impose any damages or penalties that are substantial in relation to the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing, as follows:

(a) Organization and Authority. Each of the Company and its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business in all material respects as is currently conducted. Neither the Company nor any of its subsidiaries is in material violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification, except to the extent that the failure to be so qualified and in good standing would not adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or adversely affect the ability of the Company and its subsidiaries to conduct the business as is currently conducted.

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(b) Due Issuance of the Securities. The Purchase Shares and the Warrants have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, the Purchase Shares will be validly issued, fully paid and non-assessable, and the Purchase Shares and the Warrants shall be free and clear of all encumbrances, except as required by applicable laws, and issued in compliance with all applicable federal, securities laws and the Certificate of Incorporation and the Bylaws of the Company. Upon the issuance of the Warrant Shares, the Warrant Shares will have been duly and validly authorized and, when issued and paid for upon exercise of the Warrants, will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances, except as required by applicable laws, and issued in compliance with all applicable federal, securities laws and the Certificate of Incorporation and the Bylaws of the Company.

(c) Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by it pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all requisite actions on its part.

(d) Noncontravention. This Agreement has been duly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or any of its subsidiaries is subject. To the Company’s best knowledge, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor compliance by the Company with any of the terms and conditions hereof will contravene any existing agreement, federal, state, county or local law, rule or regulation or any judgment, decree or order applicable to, or binding upon, it.

(e) Filings, Consents and Approvals. Assuming the accuracy of the representations and warranties of the Purchaser in Section 2.2(f), neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the filing, consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority, except such as have been obtained, made, given or will be made promptly hereafter and any required filing or notification with the Securities and Exchange Commission or Nasdaq.

(f) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

(a) Due Formation. It is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to own and operate and to carry on its business in the places and in the manner as currently conducted.

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(b) Authority. It has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by it pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c) Valid Agreement. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Consents. Neither the execution and delivery by it of this Agreement nor the consummation by it of any of the transactions contemplated hereby nor the performance by it of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except as have been obtained, made or given.

(e) No Conflict. Neither the execution and delivery by it of this Agreement, nor the consummation by it of any of the transactions contemplated hereby, nor compliance by it with any of the terms and conditions hereof will contravene any existing agreement, federal, state, county or local law, rule or regulation or any judgment, decree or order applicable to, or binding upon, it.

(f) No General Solicitation. Such Purchaser is not purchasing the Securities because of any general solicitation or general advertisement, including, without limitation, (i) any advertisement, articles, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(g) Status and Investment Intent.

(i) Experience. It has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities. It is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii) Purchase Entirely for Own Account. It is acquiring the Securities for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. It does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Securities in violation of the United States Securities Act of 1933, as amended (the “Securities Act”) or other applicable laws.

(iii) Investor Accredited Status. It is an “Accredited Investor”, as that term is defined in Rule 501(a) of Regulation D of the Securities Act. Purchaser is not an entity formed for the specific purpose of acquiring the Securities, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

(iv) Distribution Compliance Period. Purchaser understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. It understands that its investment in the Securities involves a high degree of risk and that it may lose its entire investment. It can bear the economic risk of the investment for an indefinite period of time. It acknowledges that the Securitiesmay not be sold, hypothecated or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or an exemption from registration is available. Any resale of any of the Shares may be made only pursuant to (i) a registration statement under the Securities Act which has been declared effective by the Securities and Exchange Commission and is effective at the time of such sale, or (ii) a specific exemption from the registration requirements of the Securities Act. In claiming any such exemption, it will, prior to any sale or distribution of any Shares securities advise the Company, and, if requested, provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to the Company’s counsel, as to the applicability of such exemption to the proposed sale or distribution.

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(v) Restrictive Legend. It understands that the certificate evidencing the Purchase Shares, Warrants and Warrant Shares will bear a legend or other restriction substantially to the following effect:

“THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EITHER CASE UPON THE RECEIPT OF AN OPINION OF U.S. COUNSEL.”

(vi) Direct Contact; No Broker. The contact between the Company and the Purchaser was made directly through an existing relationship. No broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

(h) Reserved.

ARTICLE III

MISCELLANEOUS

Section 3.1 Lockup. Without the prior written consent of the Company, the Purchaser shall not sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of, or suffer to exist (whether by operation of law or otherwise) any encumbrance on, any of the Securities, or any right, title or interest therein or thereto, prior to the date that is 180 days after the Closing Date.

Section 3.2 Survival of the Representations and Warranties. All representations and warranties made by any Party shall survive for two years and shall terminate and be without further force or effect on the second anniversary of the Closing Date. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representations or warranty and such claims shall survive until finally resolved.

Section 3.3 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to Closing, (i) by mutual agreement of the Parties, (ii) by the Purchaser in the event that the Closing has not occurred by the date that is 90 days from the date of this Agreement. Nothing in this Section 3.3 shall be deemed to release any Party from any liability for any breach of this Agreement prior to the effective date of such termination.

Section 3.4 Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

Section 3.5 Dispute Resolution. Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, performance breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of any Party to the dispute with notice (the “Arbitration Notice”) to the other Party.

(a) The Dispute shall be settled in Sacramenta, California in a proceeding conducted in English by one (1) arbitrator from the American Arbitration Association (AAA) in accordance with the AAA rules in force when the Arbitration Notice is submitted in accordance with the AAA rules. Each party will bear its own costs, and this clause does not prevent seeking provisional remedies from a court. Claims must be filed within one year. This dispute resolution clause survives the termination of the Agreement.

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(b) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents reasonably requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(c) The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(d) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

Section 3.6 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 3.7 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns.

Section 3.8 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Party. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 3.9 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Parties to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery if sent by courier or on the day of attempted delivery by postal service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to the Purchaser, at:

[___________]

If to the Company, at:

Xiaofeng Peng

CEO

Denton.peng@spigroups.com

1500 Lakeview Loop, Anaheim, CA 92807

Any Party may change its address for purposes of this Section 3.9 by giving the other Party a written notice of the new address in the manner set forth above.

Section 3.10 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 3.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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Section 3.12 Fees and Expenses. Except as otherwise provided in this Agreement, each Party will be responsible for all of its own expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

Section 3.13 Public Announcements. The Purchaser shall not make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without the prior written consent of the Company unless otherwise required by securities laws or other applicable law.

Section 3.14 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof. Accordingly, each Party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 3.15 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 3.16 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Phoenix Motor Inc.

By:
Name:	Xiaofeng Peng
Title:	Chief Executive Officer

Purchaser:
[___________________]

By:
Name:
Title:

EXHIBIT A

WARRANT TO PURCHASE COMMON STOCK